Exhibit 2.n
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-2 of Gladstone Investment Corporation of our report dated June 13, 2006 relating to the financial statements and financial statement schedules, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
McLean, Virginia
October 13, 2006